Exhibit 23.6

WRITTEN CONSENT OF

KPMG SAMIONG ACCOUNTING CORP.

January 26, 2024

The Board of Directors

K Wave Media Ltd.

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

To the Board of Directors of K Wave Media Ltd.

We refer to the valuation report of our firm, dated 2023 (the “Valuation Report”), included in the proxy statement/prospectus on Form F-4 No. 333-[______] (the “Registration Statement”), of K Wave Media Ltd. which we prepared for the Board of Directors of K Enter Holdings, Inc. (“K Enter”), and which Global Star Acquisition Inc. (the “Global Star”) reviewed during the diligence process in connection with the Merger Agreement (as defined in the Registration Statement).

We hereby consent to (i) the inclusion of the Valuation Report as Exhibit 99.10 to the Registration Statement that is being filed with the Securities and Exchange Commission, (ii) the inclusion of the references to KPMG Samiong Accounting Corp. (“KPMG”) in the Registration Statement, and (iii) the inclusion in the Registration Statement of (a) the summaries of and excerpts from the Valuation Report, (b) the description of certain financial analyses underlying the Valuation Report and (c) certain terms of our engagement by the Company.

By giving such consent, KPMG does not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

[Signature Page Follows]

Written Consent of KPMG Samiong Accounting Corp.

Hereby consented to as of the date first above written:

KPMG SAMIONG ACCOUNTING CORP.

By:	/s/ Young Gul Park
Name:	Young Gul Park
Title:	Partner (Head of Deal Advisory 9)

Signature Page to Written Consent of KPMG Samiong Accounting Corp.